FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) to the Employment Agreement (the “Agreement”), dated as of February 1, 2018, by and between Rocky Mountain High Brands, Inc., a Nevada corporation (the “Company”), and Jens Mielke (the “Executive”), is made effective as of this 11th day of May, 2020 (the “Amendment Effective Date”).

For good and valuable consideration, including the covenants and agreements contained in this Amendment, and intending to continue to be bound by the Agreement, as amended by this Amendment, the parties hereby agree as follows:

1.                  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.                  Section 4.1(a) of the Agreement is hereby amended such that the Executive’s Base Salary shall be $150,000, commencing on the date of this Amendment and continuing through the remainder of the Employment Term.

3.                  All other terms and conditions under the Agreement not otherwise amended, modified or affected by this Amendment shall continue to be in effect and bind the parties. The Agreement and this Amendment may only be modified with prior written agreement from both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Amendment Effective Date.

Company:

Rocky Mountain High Brands, Inc.

By: /s/ David Seeberger

David Seeberger, Chief Executive Officer and General Counsel

Executive:

By: /s/ Jens Mielke

Jens Mielke